UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	011-15499	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 14, 2006, Advance Nanotech, Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with Jano Holdings Limited (“Jano”) amending and restating a senior credit facility provided by Jano together with an Amended and Restated Senior Secured Grid Note (the “Note”), dated August 14, 2006, with Jano pursuant to which Jano shall provide the Company with one or more loans in the aggregate principal amount of up to Twenty Million Dollars ($20,000,000). The credit facility is secured by a first lien on all of the Company’s assets pursuant to a Security Agreement dated August 14, 2006 by the Company in favor of Jano (the “Security Agreement”). The Letter Agreement, the Note and the Security Agreement are filed as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K and are incorporated into this Item 1.01 by reference.

The first tranche under the credit facility will be provided by Jano and funded to the Company on November 1, 2006 upon compliance by the Company with a budget (the “Budget”) mutually agreed between the Company and Jano. Additional tranches shall be made available on an as needed basis in accordance with and compliance with the Budget and solely for the purposes as agreed with Jano.

As of August 14, 2006, the Company had $0 outstanding under the Note.

The Note shall bear interest per annum at the Applicable Federal Rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, payable on the maturity date.

The Company may cancel the credit facility at any time subject to having no outstanding loan balance.

As an inducement to Jano to provide the Amended and Restated Credit Facility to the Company, the Company has agreed to cancel the existing warrant agreement between the Company and Jano to purchase 6,666,666 shares of the Company’s common stock at $2.00 per share and issue to Jano (on the date of the funding of the initial tranche) a new five (5) year warrant (the “Warrant”) to purchase 6,666,666 shares of the Company’s common stock at $1.25 per share, provided that the old warrants issued to Jano in connection with the Credit Facility remain outstanding and unexercised at the time of cancellation. The Warrant is filed as Exhibit 10.4 to this Form 8-K and is incorporated by reference into this Item 1.01 by reference.

The foregoing descriptions of the Letter Agreement, the Note, the Security Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the documents , which are filed as exhibits to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement dated August 14, 2006 regarding the Amended and Restated Credit Facility by and between Advance Nanotech Inc. and Jano Holdings Limited.

10.2	Amended and Restated Senior Secured Grid Note dated August 14, 2006 by Advance Nanotech Inc. in favor of Jano Holdings Limited.

10.3	Security Agreement dated August 14, 2006, by Advance Nanotech, Inc. in favor of Jano Holdings Limited.

10.4	Warrant to Purchase 6,666,666 Shares of Common Stock of Advance Nanotech Inc. dated as of August 14, 2006 issued to Jano Holdings Limited.

99.1	Press release dated August 14, 2006. (furnished but not filed for purposes of Section 18 under the Securities Exchange Act of 1934)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Magnus R. E. Gittins
Magnus R. E. Gittins Chief Executive Officer

Dated: August 16, 2006

Exhibit Index

No.	Description

10.1	Letter Agreement dated August 14, 2006 regarding the Amended and Restated Credit Facility by and between Advance Nanotech Inc. and Jano Holdings Limited.

10.2	Amended and Restated Senior Secured Grid Note dated August 14, 2006 by Advance Nanotech Inc. in favor of Jano Holdings Limited.

10.3	Security Agreement dated August 14, 2006, by Advance Nanotech, Inc. in favor of Jano Holdings Limited.

10.4	Warrant to Purchase 6,666,666 Shares of Common Stock of Advance Nanotech Inc. dated as of August 14, 2006 issued to Jano Holdings Limited.

99.1	Press release dated August 14, 2006. (furnished but not filed for purposes of Section 18 under the Securities Exchange Act of 1934)

End of Filing